Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wynn Las Vegas, LLC (the “Company”) for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew Pascal, as Chief Operating Officer of the Company and David R. Sisk, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew Pascal
Name:	Andrew Pascal
Title:	President and Chief Operating Officer
(Principal Executive Officer)
Date:	November 9, 2006

/s/ David R. Sisk
Name:	David R. Sisk
Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Date:	November 9, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wynn Resorts, Limited and will be retained by Wynn Resorts, Limited and furnished to the Securities and Exchange Commission or its staff upon request.